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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES OF
                        ARDEN REALTY LIMITED PARTNERSHIP

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                      NAME                                                     JURISDICTIONS
Arden-Westwood, LLC                                                               Delaware

Activity Business Center Limited Partnership                                      Delaware

Arden Realty Finance III, LLC                                                     Delaware

Arden Realty Finance IV, LLC                                                      Delaware

Arden Realty Finance V, LLC                                                       Delaware

Arden Realty VI, LLC                                                              Delaware

Arden Realty Finance Partnership, L.P.                                            Delaware

145 South Fairfax, LLC                                                            California

Next Edge, Inc.                                                                   California
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